EXHIBIT 32(a)

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Form 10-K of Xerox Holdings Corporation, a New York corporation (the “Company”), for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven J. Bandrowczak, Chief Executive Officer of the Company, and Charles Butler, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN J. BANDROWCZAK
Steven J. Bandrowczak Chief Executive Officer
March 16, 2026

/S/ CHARLES BUTLER
Charles Butler Chief Financial Officer
March 16, 2026

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by § 906 has been provided to Xerox Holdings Corporation and will be retained by Xerox Holdings Corporation and furnished to the Securities and Exchange Commission or its staff upon request.